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                                                             EXHIBIT 23.2

                   CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated February 13, 1998, except for Note 20, as to which the date is March 19, 1998 with respect to the consolidated financial statements of Insignia Financial Group, Inc. incorporated by reference in Apartment Investment and Management Company's Current Report on Form 8-K dated March 17, 1998, and to the incorporation by reference in Apartment Investment and Management Company's Registration Statement on Form S-3 (No. 333-828), Registration Statement on Form S-3 (No. 333-4546), Registration Statement on Form S-3 (No. 333-8997), Registration Statement on Form S-3 (No. 333-17431) Registration Statement on Form S-3 (No. 333-20755), Registration Statement on Form S-3 (No. 333-26415), Registration Statement on Form S-3 (No. 333-36531), Registration Statement on Form S-3 (No. 333-36537), Registration Statement on Form S-3 (No. 333-4542), Registration on Form S-8 (No. 333-4550), Registration Statement on Form S-8 (No. 333-4548), Registration Statement on Form S-8 (No. 333-14481), Registration Statement on Form S-8 (No. 333-36803), Registration Statement on Form S-8 (No. 333-41719).


                                            /s/ ERNST & YOUNG LLP


Greenville, South Carolina
March 31, 1998